This document has been translated for information purposes only; the Chinese text is the only valid document.
Only Chinese proxies will be accepted.

Exhibit 4.11
Power of Attorney

QING LIN, with IDENTITY CARD NUMBER of 3501281196810101911,

Holder of ninety-one percent (91%) equity interest in Fuzhou Wonder Dredging Engineering Limited (Fuzhou Wonder),

PANXING ZHUO, with IDENTITY CARD NUMBER of 3501281194202211915,

Holder of nine (9%) percent equity interest in Fuzhou Wonder,

irrevocably grants full powers of attorney to FUJIAN WONDER DREDGING ENGINEERING CONSTRUCTION LIMTED (“Fujian Wonder”),  and the persons designated by Fujian Wonder (the “Designated Persons”), with the sole and exclusive power of attorney, to exercise the power as follows, including without limitation:

1. Qing Lin and Panxing Zhuo’s full voting power and other power as the holder of equity interest in Fuzhou Wonder, pursuant to the bylaws of Fuzhou Wonder and the laws of People’s Republic of China, including without limitation the rights of selling, transferring, pledging or disposing all or part of the equity interest held by them;

2. Rights of designating, appointing and nominating the legal representative (the Chairman of the Board of Directors ), directors, supervisors, general manager and other senior officers of Fuzhou Wonder;

3. All the  actions taken by the Designated Persons under this Power of Attorney are deemed to  have been taken by  Qing Lin and Panxing Zhuo  and will be  confirmed by them; All the documents signed by the Designated Persons under this Power of Attorney are deemed to be the documents signed by Qing Lin and Panxing Zhuo and will be  confirmed by them;

4.The Designated Persons have the power of assignment. They have the power to  assign the commitment in above three paragraphs to other person or enterprise, at their sole discretion, without consent from Qing Lin and Panxing Zhuo and without notification to them;

This document has been translated for information purposes only; the Chinese text is the only valid document.
Only Chinese proxies will be accepted.

5. The term of this Power of Attorney commences on the date of signing. During the period in which Qing Lin and Panxing Zhuo are the holders of equity interest in Fuzhou Wonder this Power of Attorney is irrevocable and will validly exist.

6. During the term of this Power of Attorney Qing Lin and Panxing Zhuo waives the power delegated to the Fujian Wangang and the Designated Persons and will not exercise them.

Signed at June 30, 2010 on __________________

(Signature of Qing Lin) /s/ Qing Lin

(Signature of Panxing Zhuo) /s/ Panxing Zhuo

With the witness:

(signature )

(Print)

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